Exhibit 10.1

AMENDED AND RESTATED EMPLOYMENT AGREEMENT

AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the “Agreement”), made this 19th day of December, 2013, is entered into between Allied Nevada Gold Corp. (the “Company”) and Randy Buffington (the “Employee”).

WHEREAS, the Company desires to employ the Employee and the Employee desires to be employed by the Company on the terms set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, the Company and the Employee agree as follows:

1. Employment. The Company agrees to employ the Employee as President and Chief Executive Officer (“CEO”) and the Employee agrees to accept such employment upon the terms and conditions set forth in this Agreement. Specifically, the Employee will be responsible for leading the Company in an ethical and responsible manner and striving to generate shareholder value. The Employee, working closely with the Board of Directors of the Company (the “Board”) and the executive team, will be responsible for defining the strategic direction of the Company and implementing and executing those activities that will be required to successfully carry out the plan. Another responsibility of the Employee will be to ensure positive public, investor and government relations. The Employee will ensure that the Company is in compliance with applicable federal, state and local regulations. In addition to the foregoing, the Employee shall have such additional responsibilities as may be assigned by the Board from time to time. The Employee shall devote his full business time and effort to the performance of his duties for the Company, which he shall perform faithfully and to the best of his ability.

2. Term. The Employee’s term as President and CEO commenced on July 18, 2013. The Employee shall be an “at-will” employee of the Company whose employment may be terminated (by the Company or by the Employee) at any time, for any or no reason.

3. Compensation and Benefits.

a. Base Salary. The Company shall pay to the Employee a base annual salary of US $500,000 payable in accordance with the normal payroll practices of the Company and shall be subject to applicable withholdings, deductions and taxes. Base salary may be adjusted on an annual basis, upward or downward.

b. Bonus. The Employee shall be eligible to be considered for a bonus upon achieving of certain pre-determined performance targets to be set by the Compensation Committee of the Board and consistent with any bonus or incentive compensation program established by the Company.

c. Stock/Stock Options. The Employee will be eligible to participate in any stock option, restricted stock units, performance stock units, stock appreciation rights or other equity-based compensation plan that may become generally available for employees of the Company, on a basis commensurate with other employees of the Company.

d. Benefits. During his employment, the Employee shall be entitled to participate in or benefit from, in accordance with the eligibility and other provisions thereof, benefit plans and policies such as medical, dental, disability, insurance, retirement savings plans or other fringe benefit plans or policies as the Company may make available to, or have in effect for, its employees. The Company retains the rights to terminate or alter any such plans or policies from time to time, provided that such termination or alteration is done for all eligible employees and not specifically for the Employee. The Employee shall also be entitled to vacations, sick leave and other similar benefits in accordance with policies of the Company from time to time in effect for personnel with commensurate duties.

e. Reimbursement of Business Expenses. The Company agrees to reimburse the Employee for reasonable out-of-pocket expenses incurred in connection with Company business, including without limitation travel and accommodations for authorized business trips, and within standards to be established by the Board, provided receipts, invoices or other supporting documentation satisfactory to the Company supporting the expenses are presented to the Company. Reimbursement payments will be payable promptly, but no later than the end of the second calendar month after the month in which the expense was incurred.

4. Termination.

a. Rights and Duties. The Employee is an employee “at will.” Accordingly, the Company or the Employee may terminate his employment, with or without notice, for any lawful reason or no reason. The Employee and the Company agree that, without modifying or altering the Employee’s “at will” status, each will provide the other with at least thirty (30) days’ prior written notice of termination of the Employee’s employment with the Company. If the Employee gives notice of termination, such notice will be deemed a voluntary resignation by the Employee and the Company, in its sole discretion, may elect to relieve the Employee of any obligation to perform duties during the notice period, waive the notice period and immediately accept the termination of the Employee’s employment, without changing the status of such termination as a voluntary resignation by the Employee. Should the Company in the event of a voluntary resignation decide to relieve the Employee of any obligation to perform duties during the notice period, waive the notice period and immediately accept Employee’s resignation, it shall nonetheless continue his compensation and benefits for the term of the 30-day notice period (but only to the extent permitted by the terms of such plans), except that no bonus shall be earned or awarded during and after the notice period.

b. Termination by the Company for Cause. The Company may terminate the Employee’s employment at any time for Cause. “Cause” shall mean:

(i) The Employee committed any material breach of any of the terms of this Agreement, including the failure to perform any covenant contained in this Agreement or in the Employee Nondisclosure, Noncompetition, Nonsolicitation and Inventions Agreement, which is attached to this Agreement as Exhibit A (the “Restrictive Covenant Agreement”) and expressly incorporated hereby, such as the disclosure of or failure to protect the Company’s confidential, proprietary or trade secret information;

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(ii) The Employee committed any act or crime involving dishonesty, violence or moral turpitude, including fraud, theft, embezzlement, assault, battery and rape, drunk driving, whether or not the Employee has been formally charged with or convicted of such act or crime;

(iii) The Employee committed an act or allowed the existence of a state of facts by the Employee’s inaction which renders the Employee incapable of performing his duties under this Agreement, or which adversely affects or could reasonably be expected to adversely affect the Company’s business reputation;

(iv) The Employee failed to follow any significant lawful instruction from the Board;

(v) The Employee failed to maintain or had suspended, revoked or denied any applicable license, permit or card required by the federal or state authorities, or a political subdivision or agency thereof;

(vi) The Employee committed any act that constitutes a breach of fiduciary duty or a breach of the duty of loyalty, both of which the Employee acknowledges are due to and owed to the Company based, among other things, on the Employee’s job duties;

(vii) The Employee failed or becomes unable, for any reason other than a disability (as defined below), to devote 100% of the Employee’s business time, his best efforts, skills, and abilities to the Company’s business;

(viii) The Employee failed to diligently or effectively perform the Employee’s duties under any provision of this Agreement or any duty as directed from time to time by the Company; and/or

(ix) The Employee violated any material policy established by the Company.

Notwithstanding the foregoing, if the act, omission, failure or violation constituting Cause as described in subsections (i), (iii), (iv), (v), (vii), (viii) or (ix) above is reasonably possible of being cured in the opinion of the Board, then the Employee will be given thirty (30) days after written notice from the Board of such act, omission, failure or violation to cure such act, omission, failure or violation.

c. Termination in the Event of Death or Disability. The Agreement shall terminate upon the Employee’s death or Disability. For purposes of the Agreement, “Disability” is defined as any illness, injury, accident or condition of either a physical or mental nature as a result of which the Employee is unable to perform the essential functions of his duties and responsibilities for ninety (90) days during any period of 365 consecutive calendar days or for any consecutive 90-day period.

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d. Effect of Termination.

(i) If the Employee is terminated by the Company due to death or Disability, the Employee (or the Employee’s estate in the event of death) shall be permitted to receive benefits for which he and/or his beneficiaries are eligible and in which the Employee participated for long term disability insurance or life insurance the Company may have at that time. The Employee (or the Employee’s estate in the event of death) shall also receive any earned but unpaid base salary, expense reimbursements, and vacation days accrued prior to termination of employment. In addition, the Employee (or the Employee’s estate in the event of death) shall also receive payment of the Employee’s target bonus for the year in which his employment is terminated, pro-rated for the portion of the year (or other bonus period as the case may be) during which the Employee was employed through and including the date of termination.

(ii) If the Employee is terminated by the Company for Cause, the Employee shall only be entitled to receive any earned but unpaid base salary and expense reimbursements, and vacation days accrued prior to termination of employment.

(iii) If the Employee is terminated by the Company other than for Cause, death or Disability and the effective date of such termination is not within one (1) year after a Change in Control (as defined below), the Employee shall be entitled to payment when due of any earned but unpaid base salary, expense reimbursements, and vacation days accrued prior to termination of employment.

In addition (and notwithstanding the foregoing), the Employee shall also receive the following: severance benefits, the sum of which shall be equal to one (1) times the Employee’s then base salary (annualized) plus one (1) times the Employee’s target bonus for the year in which his employment is terminated, payable in twelve (12) monthly installments commencing on the first regularly scheduled payroll date of the Company that occurs on or after the sixtieth (60th) day after the Employee’s separation from service with the Company, if and only if the Employee executes a separation agreement and general release substantially in the form attached hereto as Exhibit B (the “Release”) and delivers it to the Company within forty-five (45) days after the Employee’s separation from service with the Company and the Employee does not revoke such Release to the extent permitted by its terms. If the Employee does not deliver the Release to the Company by the due date set forth above or if the Employee revokes such Release, he shall forfeit all rights to the severance benefits described in this Section 4(d)(iii).

Further, if the Employee is eligible to receive the severance benefits described above and is eligible for and elects continuation of such coverage during the permissible time frame, the Company will pay premiums for continuation of health insurance coverage under COBRA or state equivalent, up to a maximum of $18,000.00. The Employee will be responsible for premium payments for continuation of such group health insurance coverage after the Company’s obligation expires; and

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(iv) In the event a Change of Control occurs and, if within one (1) year thereafter, the Employee’s employment is terminated as an involuntary termination by the Company for a reason other than for Cause, death, or Disability, there is a Triggering Event, or the Employee’s employment is terminated voluntarily by the Employee, then the Employee will be entitled to payment when due of any unpaid base salary, expense reimbursements, and vacation days accrued prior to termination of employment and the following:

(a) A lump sum equal to two (2) years of his then current base salary plus two (2) times the Employee’s target bonus for the year in which his employment is terminated, payable on the first regularly scheduled payroll date of the Company that occurs on or after the sixtieth (60th) day after the Employee’s separation from service with the Company;

(b) The vesting of all Restricted and Performance Share Units outstanding as of the date of the Employee’s separation from service, notwithstanding any performance and/or time restrictions; and

(c) If the Employee is eligible for and elects continuation of such coverage during the permissible time frame, the Company will pay premiums for continuation of health insurance coverage under COBRA or state equivalent up to a maximum of $27,000.00. The Employee will be responsible for premium payments for continuation of such group health insurance coverage after the Company’s obligation expires.

For purposes of this Agreement, “Change of Control” means the occurrence of any of the following events, each of which shall be determined independently of the others:

(A) any “Person” (as defined herein) becomes a “beneficial owner” (as such term is used in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) at least 30% of the stock of the Company entitled to vote in the election of directors of the Company. For purposes of this definition, the term “Person” is used as such term is used Sections 13(d) and 14(d) of the Exchange Act;

(B) the individuals who are “Continuing Directors” (as hereinafter defined) of the Company cease to constitute a majority of the members of the Board. For purposes of this definition, “Continuing Directors” shall mean the members of the Board on the date of execution of this Agreement, provided that any person becoming a member of the Board subsequent to such date whose election or nomination for election was supported by at least a majority of the directors who then comprised the Continuing Directors shall be considered to be a Continuing Director;

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(C) the stockholders of the Company adopt and consummate a plan of complete or substantial liquidation or an agreement providing for the distribution of all or substantially all of the assets of the Company;

(D) the Company is a party to a merger, consolidation, amalgamation, plan of arrangement or other form of business combination or a sale of all or substantially all of its assets, with an unaffiliated third party, unless the business of the Company following consummation of such merger, consolidation, amalgamation, plan of arrangement or other business combination is continued following any such transaction by a resulting entity (which may be, but need not be, the Company) and the stockholders of the Company immediately prior to such transaction hold, directly or indirectly, at least 30% of the total voting power of the resulting entity; provided, however, that such event constitutes a “change in control event” as described in Treas. Reg.§1.409A-3(a)(5); and provided, further, that a merger, consolidation, amalgamation, plan of arrangement or other business combination effected to implement a recapitalization of the Company (or similar transaction), shall not constitute a Change in Control; or

(E) there is a Change in Control of the Company of a nature that is reported in response to item 5.01 of Current Report on Form 8-K or any similar item, schedule or form under the Exchange Act, as in effect at the time of the change, whether or not the Company is then subject to such reporting requirements.

For purposes of this Agreement, “Triggering Event” means the occurrence of any of the following events which occurs without the express agreement in writing of the Employee:

(A) an adverse change in the salary or benefits of the Employee as they exist immediately prior to the Change of Control;

(B) a removal of the designation of CEO in the title of the Employee immediately prior to the Change of Control or a material adverse change in the duties, powers, rights and discretion associated with such title;

(C) a change in the person or body to whom the Employee reports immediately prior to the Change of Control, except if such person or body is of equivalent rank or stature or such change is as a result of the resignation or removal of such person or the persons comprising such body, as the case may be, provided that this shall not include a change resulting from a promotion in the normal course of business; or

(D) a change in the location at which the Employee is regularly required immediately prior to the Change of Control to carry out the terms of his

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employment with the Company, which is of a distance greater than 50 miles from the City of Reno, Nevada, unless the terms of employment of the Employee include the obligation to receive geographic transfers from time to time in the normal course of business.

5. Restrictive Covenants Agreement. As a condition of the Employee’s employment by the Company and the payment of compensation and receipt of benefits referred to above, the Employee has executed the Restrictive Covenants Agreement. The Employee acknowledges that the Company would not offer his employment or provide compensation and/or benefits set forth above if he was not willing to be bound by the terms of such Restrictive Covenants Agreement. The Employee acknowledges that:

a. he will is bound by the terms of such Restrictive Covenants Agreement;

b. executing this Agreement does not change or alter his obligations under the Restrictive Covenants Agreement;

c. his continued employment is sufficient consideration for the Employee to remain bound by the terms of the Restrictive Covenants Agreement; and

d. the terms of the Restrictive Covenants Agreement are incorporated herein by reference.

6. Notice.

a. To the Company. The Employee will send all communications to the Company in writing, addressed as follows (or in any other manner the Company notifies him to use):

Allied Nevada Gold Corp.

c/o Rebecca Rivenbark, Vice President, Human Resources and General Counsel

9790 Gateway Drive Suite 200

Reno, NV 89521

b. To the Employee. All communications from the Company to the Employee relating to this Agreement shall be sent to the Employee in writing, addressed as follows (or in any other manner he notifies the Company to use):

Randy Buffington

[_____________]

[_____________]

c. Time Notice Deemed Given. Notice shall be deemed to have been given when delivered or, if earlier (i) three (3) business days after mailing by United States certified or registered mail, return receipt requested, postage prepaid, or (ii) faxed with confirmation of delivery, in either case, addressed as required in this section.

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7. Modification or Amendment. No provisions of this Agreement may be modified, waived, or discharged except by a written document signed by a Company officer duly authorized by the Board or a member of the Board and the Employee.

8. Waiver. A waiver of any conditions or provisions of this Agreement in a given instance shall not be deemed a waiver of such conditions or provisions at any other time in the future. No failure or delay by the Company in exercising any right, power, or remedy under this Agreement shall operate as a waiver of any such right power or remedy.

9. Choice of Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Nevada.

10. Successors. This Agreement shall be binding upon, and shall inure to the benefit of, the Employee and his estate, but the Employee may not assign or pledge this Agreement or any rights arising under it. Without the Employee’s consent, the Company may assign this Agreement to any affiliate or to a successor to substantially all the business and assets of the Company.

11. Survival. The provisions of Sections 4-16 hereof and the Restrictive Covenants Agreement shall survive termination of this Agreement or termination of the Employee’s employment with the Company or any successor or assign regardless of the reason for such termination.

12. Validity and Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

13. Entire Agreement. The Employee acknowledges receipt of this Agreement and agrees that with respect to the subject matter hereof it, along with the Restrictive Covenants Agreement, contains the entire understanding and agreement with the Company, superseding any previous oral or written communication, representation, understanding or agreement with the Company or any representative thereof. No term or condition should be construed strictly against any party on the basis that it was drafted by such party.

14. Tax Compliance. All payments made pursuant to this Agreement shall be subject to withholding of applicable federal, state and local income and employment taxes.

15. Section 409A. Anything in this Agreement to the contrary notwithstanding: (a) the parties intend that all payments and benefits under this Agreement shall either be exempt from or shall comply with Internal Revenue Code Section 409A (“Section 409A”) and the regulations and other applicable guidance issued thereunder, and to the maximum extent permitted this Agreement shall be interpreted in a manner consistent with that intent. To the extent that any provision hereof is modified in order to comply with Section 409A, such modification shall be made in good faith and shall, to the maximum extent reasonably possible, maintain the original intent and economic benefit to the Employee and Company of the applicable provision without violating the provisions of Section 409A; (b) no amount shall be payable pursuant to Section 4 or otherwise upon a termination of employment unless such termination constitutes a “separation from service” with the Company under Section 409A, and

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in the event that the Employee is a “specified employee” for purposes of Section 409A, no amount shall be payable until the first day of the seventh month immediately following the separation from service; (c) to the extent that reimbursements or other in-kind benefits under this Agreement constitute nonqualified deferred compensation, (i) all expenses or other reimbursements hereunder shall be made on or prior to the last day of the taxable year following the taxable year in which such expenses were incurred by the Employee, (ii) any right to reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit, and (iii) no such reimbursement, expenses eligible for reimbursement, or in-kind benefits provided in any taxable year shall in any way affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other taxable year; (d) for purposes of Section 409A, the Employee’s right to receive installment payments pursuant to this Agreement shall be treated as a right to receive a series of separate and distinct payments, whenever a payment under this Agreement specifies a payment period with reference to a number of days, the actual date of payment within the specified period shall be within the sole discretion of the Company; and (e) any other provision of this Agreement to the contrary notwithstanding, in no event shall any payment or benefit under this Agreement that constitutes nonqualified deferred compensation for purposes of Section 409A be subject to offset by any other amount unless otherwise permitted by Section 409A. Notwithstanding anything in this paragraph or any other provision of this Agreement, if any payment under this Agreement gives rise, directly or indirectly, to liability for an additional income tax or penalty under Section 409A (and/or any penalties and/or interest with respect to such additional income tax or penalty), Employee shall bear the cost of any and all such penalties, taxes and interest.

16. Section 280G. In the event that any payment or benefits of any type by the Company to or for the benefit of the Employee, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, would exceed the statutory limit under Internal Revenue Code Section 280G (“Section 280G”) and result in an excise tax imposed on the Employee by Internal Revenue Code Section 4999 (“Section 4999:) (or any similar tax that may hereafter be imposed), then the Employee shall receive, subject to the conditions of this Agreement and in full satisfaction of his or her rights under this Agreement, (A) such payment and benefits, or (B) an amount equal to the product of 2.99 and the Employee’s “base amount” (as defined in Section 280G), whichever yields the highest after-tax benefit to the Employee. If a reduction in payments or benefits is required by operation of the preceding sentence, reduction shall occur in the following order: reduction of cash payments; cancellation of accelerated vesting of stock awards; reduction of employee benefits. In the event that accelerated vesting of stock awards is to be cancelled, such accelerated vesting shall be cancelled in the reverse order of the grant date of the Employee’s stock awards. Any calculations regarding the applicability of the Section 4999 excise tax to any payments by the Company to the Employee shall be made in the Company’s discretion.

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Randy Buffington		ALLIED NEVADA GOLD CORP.

/s/ Randy Buffington		/s/ Stephen M. Jones
Date:	December 19, 2013	By:	Stephen M. Jones
		Its:	Executive Vice President & CFO
		Date:	December 20, 2013

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EXHIBIT A

FORM OF EMPLOYEE NONDISCLOSURE, NONCOMPETITION

NONSOLICITATION AND INVENTIONS AGREEMENT

This Employee Nondisclosure, Noncompetition, Nonsolicitation and Inventions Agreement (referred to as the “Agreement”) is entered into on                     , 20        , by and between Allied Nevada Gold Corporation (referred to as the “Company”) and me.

I desire to be employed by the Company and the Company desires to employ me; however, as a condition of my employment, the Company requires that I agree to the terms of and execute this Agreement. I understand that if I do not agree to the terms of and execute this Agreement, the Company is unwilling to hire and/or retain me and pay me compensation for my employment. Accordingly, I agree as follows:

1. At-Will Employment. I understand and acknowledge that my employment with the Company is for an unspecified duration and constitutes “at-will” employment. Any representation, statement or implication to the contrary is unauthorized and not valid unless in writing and signed by both Employee and [INSERT TITLE OF AUTHORIZED PERSON] of the Company. I acknowledge that this employment relationship may be terminated at any time, with or without cause, for any cause or for no cause, at the option either of the Company or myself, and with or without notice.

2. Confidential, Proprietary and Trade Secret Information.

(a) I understand that “Personal Property” refers to all tangible property including but not limited to paper, storage devices, computers, phones, automobiles, machines, tools, equipment, models, molds, any document, record, customer list, management analysis, notebook, plan, model, component, device, tangible property, or computer software or code, whether embodied in a disk or in any other form, etc., that is used, leased, owned or controlled by the Company.

(b) I understand that “Proprietary Information” means all information that has commercial value in the business in which the Company is engaged. By way of illustration, but not limitation, Proprietary Information includes any and all technical and non-technical information including patent, copyright, trade secret, proprietary information and other intellectual property and techniques, sketches, drawings, models, inventions, know-how, processes, apparatus, equipment, algorithms, software programs, software source documents, formulating recipes, and formulae related to the current, future and proposed products and services of the Company, and includes, without limitation, respective information concerning research, experimental work, development, design details and specifications, engineering, financial information, procurement requirements, purchasing manufacturing, customer lists, business forecasts, sales and merchandising and marketing plans and information.

“Proprietary Information” also specifically includes but is not limited to joint ventures, exploration programs, documentation and/or schematics; business proposals and communications; identities of existing investors; details of current mineral exploration land packages, technical reports/studies and associated technical data; and the identity of any persons or entities associated with or engaged as consultants, advisers, or agents. “Proprietary Information” further includes proprietary or confidential information of any third party who may disclose such information to the Company or to the Employee in the course of the Company’s business.

(c) I understand that “Trade Secret Information” shall include any information that is a Trade Secret as defined by the Nevada Uniform Trade Secrets Act.

(d) I understand that “Confidential Information” means all information disclosed to me or known to me, either directly or indirectly in writing, orally or by drawings or observation of parts or equipment, as a consequence of or through my employment with the Company, that is not generally known to the public or in the relevant trade or industry about the Company’s business, products, processes, services, employees, investors, and suppliers. (For purposes of this Agreement, Proprietary, Confidential, and Trade Secret Information will be collectively referenced as “Information.”)

(e) I acknowledge that during the performance of my duties with the Company, I will receive and have access to the Company’s Personal Property and Information. (To the extent I may have acquired Company information while performing work for the Company prior to becoming a Company employee, such Information shall be entitled to the same protections as Information acquired during my course of employment with the Company.) Because of the nature of the Company’s business, the protection of such Personal Property and Information is of vital concern to the Company. This Information represents one of the most important assets of the Company and enhances the Company’s opportunity for maintaining business and future growth.

(f) In exchange for the consideration set forth in this Agreement, I further covenant as follows:

(i) Both during and following employment, I will hold in strictest confidence the Company’s Information, and will not disclose it to any individual or entity except with the specific prior written consent of the company, or except as otherwise expressly permitted by the terms of this Agreement, or compelled by legal process. In the event I am required by law or a court order to disclose any such Information, I shall promptly notify the Company of such requirement and provide the Company with a copy of any court order or of any law which requires such disclosure and, if the Company so elects, to the extent that it is legally able, permit the Company an adequate opportunity, at its own expense, to contest such law or court order.

(ii) Any Trade Secrets of the Company will be entitled to all of the protections and benefits under the Nevada Uniform Trade Secret Act and any other applicable law. If any information that the Company deems to be a Trade Secret is found by a court of competent jurisdiction not to be a Trade Secret for purposes of this Agreement, such information will, nevertheless, be considered Confidential Information for purposes of this Agreement. I hereby waive any requirement that the Company submit proof of the economic value of any Trade Secret.

(iii) I will not remove from the Company’s premises (except to the extent such removal is for purposes of the performance of my duties at home or while traveling, or except as otherwise specifically authorized by the Company) the Company’s Personal Property and Information. I recognize that, as between the Company and me, all of the Personal Property and Information, whether or not developed by me, is the exclusive property of the Company.

(iv) I agree not to use any of the Company’s Personal Property or Information for any purpose, except for the benefit of the Company, and I agree not to disclose, share, provide or allow use of the Company’s Personal Property or Information to or with any person, firm or corporation without written authorization from [INSERT TITLE OF AUTHORIZED PERSON]. I agree to abide by the Company’s policies and regulations for the protection of the Company’s Personal Property and Information. I understand and agree that the unauthorized disclosure, removal or misuse of such Personal Property or Information will irreparably damage the Company and/or third parties dealing with the Company.

3. Past Non Disclosure. I have not used the Company’s Personal Property or Information for any purpose, except for the benefit of the Company. I further represent that I have not provided the Company’s Personal Property or Information to any person, firm or corporation for any purpose, except for the benefit of the Company.

4. Non-Disclosure of Former Employer Information. I agree that I will not, during my employment with the Company, improperly use or disclose any confidential, proprietary or trade secret information of any former or concurrent employer or other person or entity, and that I will not bring onto the premises of the Company any unpublished document or confidential, proprietary or trade secret information belonging to any such employer, person or entity unless consented to in writing by such employer, person, or entity.

5. Inventions.

(a) Inventions Retained and Licensed. I have attached hereto, as Exhibit 1, a list describing all inventions, original works of authorship, developments, improvements, and Trade Secrets which were made by me prior to my employment with the Company (collectively referred to as “Prior Inventions”), which belong to me, and which are not assigned to the Company hereunder; or, if no such list is attached, by my signature to this Agreement I represent that there are no such Prior Inventions. If in the course of my employment with the Company, I incorporate into a Company product, proceeds or machine a Prior Invention owned by me or in which I have an interest, the Company is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, worldwide license to make, have made, modify, use and sell such Prior Invention as part of or in connection with such product, process or machine.

(b) Disclosure and Assignment of Inventions. I agree that I will promptly make full written disclosure to the Company of any and all inventions, original works of authorship, developments, concepts, improvements, designs, discoveries, ideas, techniques, methods, formulas, processes, trademarks or Trade Secrets, whether or not patentable or registerable under copyright or similar laws, which I may solely or jointly conceive or develop or reduce to practice during the period of time I am in the employ of the Company (collectively referred to as “Inventions”). I further agree that any and all such Inventions are the sole and exclusive property of the Company; and that I will hold in trust for the sole right and benefit of the Company, will assign and hereby assign to the Company, or its designee, all my rights, titles, and interests in and to any and all Inventions except as provided in the “Non-Assertion” sub-section below. I hereby waive and quitclaim to the Company any and all claims, of any nature whatsoever, which I now or may hereafter have for infringement of any patents, mask works or copyrights resulting from any such application for letters patent or mask work or copyright registrations assigned hereunder to the Company.

(c) Works for Hire. I further acknowledge that all original works of authorship which are made by me (solely or jointly with others) within the scope of and during the period of my employment with the Company and which are protectible by copyright are “works made for hire,” (hereinafter “Works”) as that term is defined in the United States Copyright Act or international law and the Company may file applications to register copyright as author thereof. I assign to the Company all rights, including all copyright rights throughout the world, including all renewals and extensions thereof, in and to all Works created by me, both past and future, during my employment by the Company. I will take whatever steps the Company requests, including, but not limited to, placement of the Company’s proper copyright notice on such Works to secure or aid in securing copyright protection and will assist the Company or its nominees in filing applications to register claims of copyright in such Works. I will not reproduce, distribute, display publicly, or perform publicly, alone or in combination with any data processing or networks system, any Works of the Company without the written permission of the Company.

(d) Patent and Copyright Registrations. I further agree to execute all applications, assignments, contracts and other instruments, as the Company deems necessary to effectuate the intent of this Agreement. If the Company is unable because of my mental or physical incapacity or for any other reason to secure my signature on any such document, then I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact to act for and in my behalf and stead to execute and file any such document and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or copyright registrations thereon with the same legal force and effect as if executed by me.

(e) Maintenance of Records. I agree to keep and maintain adequate and current written records of all Inventions made by me (solely or jointly with others) during the term of my employment with the Company. The records will be in the form of notes, sketches, drawings, and any other format that may be specified by the Company. The records will be available to and remain the sole property of the Company at all times.

(f) Non-Assertion. Except for matters listed in Exhibit 1 to this Agreement, I will not assert any rights as to any inventions, copyrights, patents, discoveries, concepts, or ideas or improvements thereof, or know-how related thereto, as having been made or acquired by me prior to my being employed by the Company, or since the date of my employment and not otherwise covered by the terms of this Agreement.

6. No Solicitation of Employees. I acknowledge that the Company has invested substantial time, effort and expense in training and assembling its present staff. In order to protect that investment by the Company, for a period of one (1) year following termination of my employment with the Company, regardless of the reason for such termination, I will not hire, attempt to hire or solicit any individual who is an employee of the Company at the time of termination or was an employee of the Company at any time during the year preceding termination of my employment with the Company.

9. No Solicitation or Acceptance of Business from Customers or Business Partners. I agree that I, whether acting directly or indirectly, whether as a principal, consultant, employee, owner, shareholder, director, officer, partner, advisor, agent, financier, independent contractor or otherwise, during the period of my employment with the Company and for a period of 1 year immediately following the termination of my employment for any reason (voluntary or involuntary), whether with or without cause:

(a) Will not either directly or indirectly, either for myself or for any other person or entity, solicit, induce, recruit or encourage any of the Company’ Customers (as defined below) to reduce or negatively change or otherwise alter their existing relationship, course of dealing or level of business with the Company. This prohibition specifically includes soliciting, inducing, recruiting or encouraging any of the Company’ Customers to send or do business with an alternative business or entity;

(b) Canvass, solicit or accept competing business from any Customer or Prospective Customer, Business Partner, or Prospective Business Partner of the Company.

For purposes of this Agreement, a “Customer” is any person or entity to whom the Company has sold any of its products or services in the 2 years preceding my separation from employment with the Company. A “Prospective Customer” is any person or entity to whom the Company has provided a written proposal to deliver products or services in the 1 year preceding my separation from employment with the Company. A “Business Partner” is an individual or entity who is a property owner or joint venture partner associated with the Company. A “Prospective Business Partner” is an individual or entity whom the Company is or was actively pursuing as a potential partner or a business associate, as evidenced by outstanding written proposals from the Company to the prospective partner or business associate at anytime during the 1 year preceding the termination of my employment with the Company.

10. Non-Competition. I agree that during the period of my employment with the Company and for a period of 1 year immediately following the termination of my employment with the Company for any reason (voluntary or involuntary), within the Protected Areas, I, whether acting directly or indirectly, whether as a principal, consultant, employee, owner, shareholder, director, officer, partner, advisor, agent, financier, independent contractor or otherwise, will not:

(a) Either directly or indirectly, for myself or any third party, divert or attempt to divert any business of the Company;

(b) Engage in gold mining or mine exploration;

(c) Accept any position or affiliation with a company as a result of which I will, in the regular and ordinary course of business, necessarily be called upon, required, or expected to reveal, base judgments on, or otherwise use Information that I have received during my employment with the Company;

(d) Engage or invest in, own, manage, operate, finance, control, or participate in, lend my name or credit to, or render services or advice to, any business that conducts gold mining or mine exploration, provided, however, that the beneficial ownership of less than 5% of any class of securities of any entity having a class of equity securities actively traded on a national securities exchange or the Nasdaq Stock Market will not be deemed, in and of itself, to violate the prohibitions of this paragraph.

The “Protected Areas” for purposes of this Agreement shall constitute the State of Nevada and other mineral districts in which the Company (i) is engaging in business or actively pursuing an exploration, development or mining opportunity, as evidenced by outstanding proposals from the Company to the prospective partner or individual entity with whom the Company is pursuing a business relationship at the time of termination of my employment with the Company.

11. Extension of Non-Solicitation and Non-Compete Covenants. The period of time applicable to the covenants not to solicit and not to compete will be extended by the duration of any violation by me of such covenant(s). In addition, the time periods applicable to the covenants not to solicit employees and not to compete will be extended by the duration of any period of time during which I am retained as a consultant to the Company or an independent contractor by the Company (in any capacity).

7. Returning Personal Property and Confidential, Proprietary, or Trade Secret Information. Upon termination of employment, or upon the request of the Company during employment, I will return to the Company all of the Personal Property and Information in my possession or subject to my control, and I shall not retain any copies, abstracts, sketches, or other physical embodiment of any of the Personal Property or Information. I also agree that I will not recreate, copy or deliver to anyone else any Personal Property and Information of the Company.

8. Reasonableness of Restrictions. I agree and acknowledge that the restrictions of this Agreement are reasonable and necessary, and will not prevent me from obtaining adequate and gainful employment upon termination of my employment with the Company.

9. Duty of Loyalty. I agree that during my employment with the Company, I will not participate in, assist, or take any action designed to benefit a person or entity engaging in any business that competes or plans to compete with the Company.

10. Survival. Termination of my employment, whether voluntary or involuntary, whether with or without cause (even if I believe such termination is in violation of the law or contract), shall not impair or relieve me of my obligations set forth in this Agreement, which shall survive the termination.

11. Remedies and Relief. I agree that it would be impossible or inadequate to measure and calculate the Company’s damages and that the Company will be immediately and irreparably harmed from any breach of the restrictive covenants set forth in this Agreement. Accordingly, I agree that in addition to any remedies at law or equity that may be available to the Company for such breach, the Company may also seek specific performance, seek appropriate injunctive relief to prevent a breach, and seek any other relief that may be available. Such relief shall be in addition to other remedies available and shall not constitute an election of remedies.

(a) Costs and Attorneys’ Fees. In the event that a dispute under this Agreement arises, the prevailing party shall be entitled to recover its reasonable attorney’s fees and costs incurred in pursuing or defending the matter.

(b) Indemnity. I agree to indemnify and hold the Company harmless from and against (i) any and all claims, demands, proceedings, suits and actions against the Company, and (ii) any and all losses, liabilities, damages, costs suffer by the Company, resulting from any breach of this Agreement.

12. General Provisions.

(a) Governing Law; Consent to Personal Jurisdiction. The laws of the state of Nevada shall govern this Agreement. In any legal proceeding arising under this Agreement, venue shall be in Washoe County, Nevada, and Employee consents to personal jurisdiction in Nevada and Washoe County. The venue choice set forth herein shall not limit or restrict the Company’s right, at its sole discretion, to pursue the equitable, injunctive or specific performance remedies set forth in this Agreement in any jurisdiction or venue where I may be found or where a breach or threatened breach may or has occurred. .

(b) Entire Agreement; Enforcement of Right. This Agreement sets forth the entire agreement and understanding between the Company and me relating to the subject matter herein and merges all prior discussion between us. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing signed by me and [INSERT TITLE OF AUTHORIZED PERSON]. No oral waiver, amendment or modification will be effective under any circumstances whatsoever. The failure by either party to enforce any rights hereunder will not be construed as a waiver of any rights of such party. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.

(c) Enforceability. The parties intend that the covenants contained in this section shall be construed as a series of separate covenants. If any provision of this Agreement is determined to be to be wholly or partially illegal, invalid, contrary to public policy or unenforceable, the legality, validity, and enforceability of the remaining parts, terms, or provisions shall not be affected thereby, and said illegal, unenforceable, or invalid part, term, or provision shall be first amended to give it/them the greatest effect allowed by law and to reflect the intent of the parties. If modification is not possible, such term shall be severed from this Agreement.

(d) Successors. This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors, and its assigns.

(e) Assignment and Addition of Parties. I agree that this Agreement, specifically including the non-compete, non-solicitation and confidentiality provisions, may be assigned by the Company, including to a successor-in-interest to Company’s business whether by sale of assets, stock, merger or otherwise, and I consent to any such assignment. The assignment is supported by consideration, including my employment, continued employment and/or the first 10% of any bonus I receive from the Company.

Employee Acknowledgment

I acknowledge that I have read and understand the provisions of this Agreement, and I have been given an opportunity for my legal counsel to review this Agreement. I further acknowledge that the provisions of this Agreement are reasonable, and I will fully and faithfully comply with this Agreement. Finally, I acknowledge that I have entered into this Agreement freely and voluntarily and not as the result of any threat, promise or undue influence made or exercised by the Company or any other party.

Date:

Signature

Name of Employee (typed or printed)

Date:

Signature

Employer Representative (typed or printed)

EXHIBIT 1

LIST OF PRIOR INVENTIONS, DISCOVERIES OR IDEAS

AND ORIGINAL WORKS OF AUTHORSHIP CREATED, DEVELOPED OR

CONCEIVED BY THE EMPLOYEE PRIOR TO BEGINNING EMPLOYMENT WITH

THE COMPANY

TITLE	DATE	IDENTIFYING NUMBER OR BRIEF DESCRIPTION

I have no inventions, discoveries, ideas or original works of authorship.

Additional Sheets Attached.

I agree to immediately correct or amend this list with written notification to the Company.

Signature of Employee:

Print Name of Employee:

Date:

Exhibit B

FORM OF SEPARATION AGREEMENT AND

RELEASE OF ALL CLAIMS

This Severance Agreement and Release of All Claims (“Agreement”) is made and entered into by and between [INSERT FIRST AND LAST NAME OF EMPLOYEE] (hereinafter sometimes referred to as “Employee”), and Allied Nevada Gold Corporation (hereinafter sometimes referred to as the “Company”).

WITNESSETH:

WHEREAS, Employee’s employment with the Company terminated, and Employee and the Company desire to settle fully and finally all differences between them in connection with Employee’s departure from the Company. Consequently, in consideration of the mutual covenants and promises herein contained and other good and valuable consideration, the value of which is hereby acknowledged, and to avoid unnecessary litigation, the parties agree as follows:

1) Releasees. As used in this Agreement, the term “Releasees” shall include the Company and each of the Company’s successors, assigns, heirs, agents, directors, board members, officers, employees, insurers, former employees, employee benefit plans and trusts, representatives, attorneys, parent or subsidiary entities, acquiring or acquired entities, related entities (and agents, directors, officers, employees, representatives and attorneys of such related entities), and all persons acting by, through, under or in concert with any of them.

2) No Admission of Liability. This Agreement and compliance with this Agreement shall not be construed as an admission by the Company of any liability whatsoever, or as an admission by the Company of any violation of the rights of Employee or any person, violation of any order, law, statute, duty, or contract whatsoever against Employee or any person.

3) Consideration. As consideration for this Agreement, the Company will pay Employee the following:

a) Adequacy of Consideration. Employee agrees that the consideration the Company is providing to Employee under this Agreement is sufficient, just and adequate. Employee will not seek any further compensation in connection with the matters encompassed in this Agreement.

b) Tax Issues. Employee is hereby advised that the severance amount is likely to be considered taxable income and subject to disclosure to the appropriate taxing authorities. Employee is hereby advised that he/she should consult a tax expert with any relevant tax questions. Employee agrees to pay federal or state taxes, if any, which are required by law to be paid with respect to this severance and Agreement. Employee further agrees to indemnify, defend and hold Releasees harmless from any claims, demands, deficiencies, levies, assessments, executions, judgments or recoveries by any governmental entity against Releasees for any amounts claimed due on account of this Agreement.

4) No Claims and Covenant Not to Sue. Employee represents that he/she has not filed any complaints, claims, charges, appeals, or actions against Releasees with any state, federal, or local agency or court and that he/she will not do so at any time hereafter. Nothing in this Agreement shall be construed to prohibit Employee from filing a charge or complaint with the Equal Employment Opportunity Commission, the National Labor Relations Board (NLRB), or

any other federal, state or local agency charged with the enforcement of any employment laws, challenging the validity of this Agreement or participating in any investigation or proceeding conducted by such agency. With regard to the release of claims under the Age Discrimination in Employment Act (“ADEA”) and the Older Workers Benefit Protection Act (“OWBPA”), Employee may challenge the knowing and voluntary nature of this release as it extends to such age discrimination claims. However, Employee is hereby releasing and forever waiving any private right to sue.

5) Confidential Information. Employee hereby represents and acknowledges that in the course of Employee’s employment with Releasees, Employee has had access to and made use of certain confidential information of actual or potential independent economic value relating to Releasees’ business (“Confidential Information”). Such confidential information includes, but is not limited to existing and contemplated services, programs, joint ventures, exploration programs, documentation and/or schematics; business, accounting and financial information and data; marketing plans and strategies; business proposals and communications; identities of existing investors; details of current mineral exploration land packages, technical reports/studies and associated technical data; and the identity of any persons or entities associated with or engaged as consultants, advisers, or agents. Such information is and shall be the property of the Company exclusively. Employee will not disclose or use any of the aforesaid confidential information, directly or indirectly.

6) Trade Secrets. Employee shall continue to keep secret and retain in the strictest confidence, and shall not disclose, publish, disseminate, or otherwise reveal or use, for the benefit of himself or others, any of the Company’s trade secrets, defined as information which: (a) derives economic value, actual or potential, from not being generally known to the public or readily ascertainable by other persons (outside the Company) who can obtain economic value from its disclosure or use; and (b) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy or confidentiality.

7) Company Property. Employee further represents that all of the Company’s property, including its files, records, documents, drawings, specifications, client lists, equipment, graphics, designs, and similar items, including any and all copies whether prepared by Employee or otherwise coming into Employee’s possession, shall remain the exclusive property of Releasees and have not and will not be removed from the premises of Releasees by Employee or Employee’s agent(s). Employee further represents that all such property is no longer in his/her possession.

8) No Disparagement. Except as otherwise required by law, Employee agrees to refrain from any publication, oral, written or by implication, of a defamatory, disparaging or otherwise derogatory matter pertaining to Releasees or to Employee’s employment relationship with Releasees. Except as otherwise required by law, the Company agrees that, as a company, it will refrain from any publication, oral and/or written, of a defamatory, disparaging or of an untruthful nature pertaining to Employee and/or Employee’s employment with the Company. (Actions by individual Company employees in their private capacity and not on behalf of the Company which are inconsistent with this Paragraph will not amount to a breach of the Paragraph by the Company.)

9) Release. With the exception of any claim that the law precludes Employee from waiving by agreement, Employee irrevocably and unconditionally releases, acquits and forever discharges Releasees from any and all charges, complaints, claims, promises, agreements, controversies, liabilities, obligations, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses (including attorney’s fees and costs actually incurred), of any nature whatsoever, known, whether based on contract, statute or common law, or unknown which arise from any and all events occurring on or before the date of this Agreement,

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including without limitation, all claims arising from actions or inactions by any of the Releasees. To the extent applicable law may prohibit a waiver of claims under a particular statute, Employee acknowledges that he/she has no valid claim under the statute. Employee does not waive or release any rights arising after the date of execution of this Agreement.

a) Additional Scope of Release. In addition, and not by way of limitation, to the broad and general release set forth above, Employee specifically acknowledges and agrees that by executing this Agreement he/she is releasing any claims against Releasees for disability discrimination in violation of the Americans with Disabilities Act of 1990 (“ADA”) (42 U.S.C. §§ 12101), any violation of the Civil Rights Act of 1964 (42 U.S.C. §§ 2000e, et. seq.)(“Title VII”), the Equal Pay Act of 1963 (29 U.S.C. § 2006(d)), any claims under 42 U.S.C. Section 1981, claims under the Employee Retirement Income Security Act (“ERISA”), any claims under the Age Discrimination in Employment Act of 1967 (“ADEA”), the Older Workers Benefit Protection Act (“OWBPA”), the Family and Medical Leave Act (29 U.S.C. § 2601, et. seq.)(“FMLA”), the Worker Adjustment Retraining and Notification Act, Nevada Revised Statutes §§ 613.310 to 613.430 (Employment Discrimination, Harassment and Retaliation); Nevada Revised Statutes §§ 608.005 to 608.195 (Payment and Collection of Wages and Penalties); Nevada Revised Statutes §§ 608.250 to 608.290 (Minimum Wage); Nevada Revised Statutes §§ 612.010 to 612.760 (Unemployment Compensation Law); Nevada Revised Statutes Chapters 616A to 616D (Nevada Industrial Insurance Act) and/or Chapter 617 (Nevada Occupational Diseases Act); Nevada Revised Statutes §§ 618.005 to 618.936 (Nevada Occupational Safety and Health Act); Nevada Genetic Information and Testing Law; Nevada Labor Relations Laws; any claims under any state law, statute or ordinance, including state equal opportunities for employment laws and fair employment and housing laws, any claims arising under the Fair Labor Standards Act (29 U.S.C. § 201, et. seq.) and any similar state statute, any wage, hour, tip or bonus claims arising under any federal, state or local law, any claim for retaliation, and any claims growing out of any legal restriction on Releasees’ right to terminate or constructively terminate its employees including, but not limited to, contract, tort, public policy or wrongful discharge, which arise from any and all events occurring on or before the date of this Agreement. This release shall also include claims for interference with contract and/or prospective economic advantage and claims relating to or arising from any right to purchase, or actual purchase of equity or debt interests in the Company.

b) Waiver of Unknown Claims. Employee expressly waives all rights under Section 17.245 of the Nevada Revised Statutes, understanding and acknowledging the significance of such specific waiver of Section 17.245, which reads as follows:

When a release or a covenant not to sue or not to enforce judgment is given in good faith to one of two or more persons liable in tort for the same injury . . . : (a) It does not discharge any of the other tortfeasors from liability for the injury . . . unless its terms so provide, but it reduces the claim against the others to the extent of any amount stipulated by the release or the covenant, or in the amount of the consideration paid for it, whichever is the greater[.]

This release includes, without limitation, all claims which Employee does not know or suspect to exist in his/her favor at the time he/she signs this Agreement.

c) Affirmations. Employee affirms that he/she reported all hours worked as of the date of this Agreement and has been paid, all compensation, including wages, overtime, bonuses, commissions, vacation pay, tips, penalties, fines, shares, stock options, and/or other benefits and compensation to which Employee may have been entitled. Employee agrees that the foregoing payment, along with any final wages paid to Employee, includes and exceeds all and other compensation due and payable to him/her through his/her last date of employment with the Company. Employee also affirms that he/she received all leave (paid or unpaid) to which he/she was entitled, and/or that he/she was not denied requested leave (paid or unpaid) to which he/she

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was entitled under the Family Medical Leave Act (FMLA), the Americans With Disabilities Act (ADA), or any other applicable federal, state, or local leave statute or law. Employee further affirms that he/she has no known workplace injuries or occupational diseases for which he/she has not filed a claim for workers’ compensation benefits. Further, Employee affirms that all of the Company’s decisions regarding Employee’s pay and benefits through the date of Employee’s separation of employment were not discriminatory based on age, disability, race, color, sex, religion, national origin, sexual orientation, Veteran status, or any other classification protected by law.

d) Mistake of Fact. Employee expressly assumes the risk of any mistake of fact in connection with the matters compromised herein or in regard to facts relating thereto which are now unknown. In this connection, Employee acknowledges and waives any provisions of law or statute which limit in any way the giving of a general release.

10) Recitals. Employee understands and agrees that he/she:

a) Has carefully read and fully understands all of the provisions of this Agreement.

b) Is, through this Agreement, releasing the Company from any and all claims he/she may have against the Company.

c) Is knowingly and voluntarily agreeing to all of the terms set forth in this Agreement, and knowingly and voluntarily intends to be legally bound by the same.

d) Was advised and hereby is advised in writing to consider the terms of this Agreement and to consult with an attorney of his/her choice prior to executing this Agreement and has had a reasonable period of time to consult with his/her attorney prior to executing this Agreement. Employee understands and agrees that the terms of this Agreement were determined after negotiation, and as such, should not be strictly construed for or against any party.

e) Understands that rights or claims under the Age Discrimination in Employment Act of 1967 (29 U.S.C. § 621, et seq.) that may arise after the date this Agreement is executed are not waived. Employee acknowledges that this release of claims is not requested in connection with an exit incentive program or other employment termination program offered to a group or class of employees within the meaning of OWBPA.

f) Has, by this Agreement and release, been advised to consult with an attorney of his/her choice before signing. Employee also understands that he/she has up to twenty-one (21) full days to consider whether to sign this Agreement and release. Any changes to this Agreement, whether they are material or immaterial, do not restart the 21-day period. By signing on any date prior to the expiration of the 21-day period, Employee voluntarily elects to forego waiting 21 full days to sign the Agreement and release. Employee and the Company acknowledge and agree that for a period of seven (7) calendar days following his/her execution of this Agreement, Employee may revoke this Agreement, as it applies to claims under the ADEA and/or the OWBPA, by providing the Company with written notification of such revocation.

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11) Effective Date. This Agreement shall become binding and effective as of the date and time Employee and the Company sign this Agreement, except for any age claims for which this Agreement shall become binding and effective after expiration of the seventh (7th) day after Employee signs this Agreement. Employee agrees that should he/she revoke his/her waiver/release of any claims or rights under the ADEA and/or the OWBPA that is contained in this Agreement, pursuant to Paragraph 10(g), he/she is only revoking the waiver/release of those claims and rights that arise under the ADEA and the OWBPA. All non-age claims, provisions, covenants and releases contained in this Agreement are not subject to being revoked after Employee signs below. Further, should Employee revoke his/her waiver of the applicable age claims, he/she understands that Employee will receive only 20% of the money and benefits to be paid under this Agreement, and Employee agrees that such reduced payment represents an appropriate amount to be paid for Employee’s release of all applicable non-age claims and other provisions of this Agreement. Further, should Employee revoke his/her release/waiver of the applicable age claims and rights, all of the remaining covenants, promises and consideration remain in effect.

12) Counterparts. This Agreement may be executed in counterparts, and each executed counterpart shall have the efficacy and validity of a signed original and with the same effect as if all parties hereto had signed the same document. All counterparts so executed shall be deemed to be an original, shall be construed together and shall constitute one agreement. Photographic copies of such executed counterparts may be used in lieu of the original for any purpose.

13) Successors. This Agreement shall be binding upon the parties hereto and upon their heirs, administrators, representatives, executors, successors, and assigns, and shall inure to the benefit of said parties and each of them and to their heirs, administrators, representatives, executors, successors, and assigns. Employee expressly warrants that he/she has not transferred to any person or entity any rights, causes of action, or claims released in this Agreement.

14) Governing Law and Consent to Personal Jurisdiction. The laws of the state of Nevada shall govern this Agreement. In any legal proceeding arising under this Agreement, venue shall be in Washoe County, Nevada, and Employee consents to personal jurisdiction in Nevada and Washoe County. The venue choice set forth herein shall not limit or restrict the Company’s right, at its sole discretion, to pursue the equitable, injunctive or specific performance remedies set forth in this Agreement in any jurisdiction or venue where Employee may be found or where a breach or threatened breach may or has occurred.

15) Waiver and Modification. A waiver by either party of any term, condition or provision of this Agreement shall not be construed as a waiver of any other or subsequent term, condition or provision. This Agreement may not be altered, amended or modified, or otherwise changed in any respect whatsoever, except by a subsequent writing executed by authorized representatives of the parties.

16) Representations. Employee represents and acknowledges that in executing this Agreement he/she does not rely and has not relied upon any representation or statement made by Releasees or by any of Releasees’ agents, attorneys, or representatives with regard to the subject matter of this Agreement, other than those specifically stated in this written Agreement.

17) Remedies and Relief. In addition to any remedies at law or equity that may be available to the Company for any breach by Employee, the Company may also seek specific performance, seek appropriate injunctive relief to prevent a breach, and seek any other relief that may be available. Such relief shall be in addition to other remedies available and shall not constitute an election of remedies.

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a)	Costs and Attorneys’ Fees. In the event that a dispute under this Agreement arises, the prevailing party shall be entitled to recover its reasonable attorney’s fees and costs incurred in pursuing or defending the matter. Any violation of this Agreement that relates to Employee’s assertion of any right(s) under the ADEA or the OWBPA, shall not subject Employee to damages, costs or attorneys’ fees under this Agreement, except those authorized by statute.

18) Enforceability. If any provision of this Agreement is determined to be to be wholly or partially illegal, invalid, contrary to public policy or unenforceable, the legality, validity, and enforceability of the remaining parts, terms, or provisions shall not be affected thereby, and said illegal, unenforceable, or invalid part, term, or provision shall be first amended to give it/them the greatest effect allowed by law and to reflect the intent of the parties. If modification is not possible, such term shall be severed from this Agreement.

19) Cooperation in Legal Matters. Employee agrees that upon reasonable notice from the Company, he/she will make him/herself available to the Company, and cooperate honestly and accurately with the Company, in connection with any proceedings before any court or agency, pertaining to any matter with respect to which he/she has knowledge or information as a result of his/her employment with the Company. The Company agrees, upon receipt of proper documentation, to reimburse Employee for reasonable costs that he/she incurs in fulfilling this covenant.

20) Entire Agreement. Except for Employee’s Nondisclosure, Noncompetition, Nonsolicitation and Inventions Agreement with the Company, which is expressly incorporated by reference herein, this Agreement sets forth the entire agreement between the parties and fully supersedes any and all prior or contemporaneous agreements or understandings, written or oral, between the parties pertaining to the subject matter hereof.

21) Information to Prospective Employers. Prospective employers requesting employment information regarding Employee will be provided with neutral information concerning the dates of employment, job title and function. The wage/salary earned by Employee will only be provided upon receipt by the Company of a release for such information, signed by Employee.

22) Employment Benefits. Except as otherwise provided in Employee’s Employment Agreement with the Company, the Company shall not be obligated to continue and/or provide for, or pay, Employee’s existing health, dental, and life insurance or any other benefits from or after the date of Employee’s termination. Employee may have the right to invoke the Consolidated Omnibus Budget Reconciliation Act of 1985, to continue certain benefits. If Employee desires to exercise such rights, he/she shall immediately notify             . A failure to do so may result in a loss of benefits. This Agreement shall not alter Employee’s statutory rights.

23) Pension Benefits. After the date of Employee’s termination, no further contributions shall be made to the 401(k) or Profit-Sharing Plans or any other benefits plans, on behalf of Employee; however, he/she shall be entitled to receive any and all benefits that have vested in him solely as determined by the terms and conditions of the Plan and Trust Agreements ]. A statement of Employee’s account will be supplied to Employee upon request.

THE SIGNATURES BELOW ACKNOWLEDGE THAT EACH PARTY HAS READ AND UNDERSTANDS THE FOREGOING PROVISIONS AND THAT SUCH PROVISIONS ARE REASONABLE AND ENFORCEABLE. EACH SIGNATURE BELOW ALSO ACKNOWLEDGES THAT EACH PARTY HAS SIGNED THIS AGREEMENT AS HIS/HER/ITS OWN FREE AND VOLUNTARY ACT, AND THAT EACH PARTY ACKNOWLEDGES THIS IS AN IMPORTANT AND BINDING LEGAL CONTRACT WHICH SHOULD BE REVIEWED BY AN INDEPENDENT ATTORNEY.

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Dated: 20 .	By:
FIRST AND LAST NAME OF EMPLOYEE

Dated: 20 .	By:
ALLIED NEVADA GOLD CORPORATION

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